Exhibit 10.3

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made as of April 25, 2022, by and among (i) SUPERBAC PubCo Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) SuperBac Biotechnology Solutions S.A., a corporation incorporated under the laws of the Brazil (the “Company”), (iii) XPAC Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“XPAC”), (iv) XPAC Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”) and (v) each of the undersigned parties listed on the signature pages hereto under “Equity Holders” (each such undersigned party, an “Equity Holder”).

WHEREAS, concurrently with the execution of this Agreement, PubCo, the Company, XPAC, BAC1 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and BAC2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands, entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”); and

WHEREAS, in connection with the Business Combination Agreement, the Parties hereto desire to enter into this Agreement, pursuant to which the Lock-Up Securities (as defined below) shall become subject to limitations on transfer and disposition as set forth herein and the forfeiture provisions shall apply in respect of Net Vested PubCo Shares as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Section 1.                Definitions. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Business Combination Agreement. In addition, in this Agreement:

(a)            “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended;

(b)            “Agreement” has the meaning set forth in the Preamble;

(c)            “Company” has the meaning set forth in the Preamble;

(d)            “Equity Holder” has the meaning set forth in the Preamble;

(e)            “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the applicable party hereto;

(f)            “Liquidation Event” means a liquidation, merger, capital stock exchange, reorganization, sale of all or substantially all assets or other similar transaction involving PubCo upon the consummation of which holders of PubCo Securities would be entitled to exchange their PubCo Securities for cash, securities or other property, at any time following the Acquisition Closing Date;

(g)            “Lock-Up Period” means:

(i)            with respect to any Lock-Up Securities held directly or indirectly by the Founder, the period beginning on the Acquisition Closing Date and ending on the two (2)-year anniversary of the Acquisition Closing Date;

(ii)            with respect to any Lock-Up Securities held directly or indirectly by the Temasek Parties, the period beginning on the Acquisition Closing Date and ending on the six (6) months anniversary of the Acquisition Closing Date;

(iii)            with respect to any Lock-Up Securities other than Net Vested PubCo Shares held directly or indirectly by any Equity Holder other than the Founder or the Temasek Parties, the period beginning on the Acquisition Closing Date and ending on the date that is six (6) months after the Acquisition Closing Date; and

(iv)            with respect to any Lock-Up Securities that are Net Vested PubCo Shares held directly or indirectly by any Equity Holder, the period beginning on the Acquisition Closing Date and ending on the three (3)-year anniversary of the Acquisition Closing Date;

(h)            “Lock-Up Securities” means, in relation to an Equity Holder, the PubCo Securities held directly or indirectly by the relevant Equity Holder on the Acquisition Closing Date immediately following the consummation of the Mergers; provided, that such number of PubCo Securities held directly or indirectly by the Founder as are sold (in one or more transactions) to realize aggregate net sale proceeds of the equivalent of R$70.0 million (seventy million Brazilian reais) (the “Founder’s Excluded Securities”) shall not be subject to the restrictions set forth in this Lock-up Agreement, and Transfers of Founder’s Excluded Securities to any Person shall not be prohibited by the provisions hereunder;

(i)            “Parties” means, collectively, PubCo, the Company, XPAC, the Sponsor, and the Equity Holders; and “Party” means any of the Parties individually;

(j)            “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(k)            “Prohibited Transfer” has the meaning set forth in Section 2(c);

(l)            “PubCo” has the meaning set forth in the Preamble;

(m)            “PubCo Securities” means any capital stock, including Class A and Class B ordinary shares, or other ownership or equity interests in PubCo and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, ownership or equity interests or options (whether or not such derivative securities are issued by PubCo);

(n)            “Sponsor” has the meaning set forth in the Preamble;

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(o)            “Transfer” means the (i) direct or indirect transfer, sale or assignment of, offer to sell, contract or any agreement to sell, hypothecate, pledge, encumber grant of any option, right or warrant to purchase or otherwise dispose of, or any agreement to transfer or dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that directly or indirectly transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii); and

(p)            “XPAC” has the meaning set forth in the Preamble.

Section 2.      Lock-Up.

(a)            Except with the prior written consent of the Sponsor (such consent to be given or withheld in its sole discretion), during the applicable Lock-Up Period, each Equity Holder severally (and not jointly and severally) agrees not to (i) Transfer any of its Lock-Up Securities, (ii) enter into any option, warrant, purchase right or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Equity Holder to Transfer any of its Lock-Up Securities, or (iii) take any actions in furtherance of any of the matters described in the foregoing clauses (i) or (ii). Notwithstanding the foregoing or anything to the contrary herein, the foregoing restrictions shall not prohibit a Transfer (x) if such Equity Holder is not an individual or a trust, to any of its officers or directors, affiliates and its employees or any family member of any of its officers or directors, any affiliate or family member of any of its officers or directors, any affiliate of its controlling shareholder or to any members of its controlling shareholder or any of their affiliates, to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with it or its affiliates or who shares a common investment advisor with the it, to a nominee or custodian holding securities on behalf of a beneficial owner to whom a disposition or transfer would be permissible under this clause (x), by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity, or in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof, (y) if such Equity Holder is an individual or a trust, (A) by virtue of laws of descent and distribution upon death of the individual, (B) pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement, (C) to any member of such Equity Holder’s immediate family or any trust for the direct or indirect benefit of such Equity Holder or the immediate family of such Equity Holder, an affiliate of such individual or to a charitable organization or (D) by private sales or Transfers made in connection with any forward purchase agreement or similar arrangement, or (z) if such Equity Holder is (A) a Founder, to another Founder, or (B) a Temasek Party, to another Temasek Party; provided, however, that (x) such Equity Holder shall, and shall cause any such transferee of his, her or its Lock-Up Securities, to enter into a written agreement, in form and substance reasonably satisfactory to the Sponsor, agreeing to be bound by this Agreement prior and as a condition to the occurrence of such Transfer, and (y) such transferee shall receive and hold the Lock-Up Securities subject to the provisions of this Agreement applicable to the transferring Equity Holder, and there shall be no further Transfer of such Lock-Up Securities except in accordance with the terms of this Agreement and of the agreement entered into between such transferee and the Sponsor. For the avoidance of doubt, in respect of any Equity Holder that is majority owned or controlled by the Founder that has minority interests, the Lock-Up Period applicable to Lock-Up Securities held directly or indirectly by an Equity Holder (other than the Founder) in respect of such minority interests shall be the period specified in paragraph (ii) of the definition of “Lock-Up Period” and not the period applicable to the Founder.

(b)            If any Transfer is made or attempted in violation of or contrary to the terms of this Agreement (a “Prohibited Transfer”), such purported Prohibited Transfer shall be null and void ab initio, and PubCo shall refuse to recognize any such purported transferee of the Lock-Up Securities as one of PubCo’s equity holders for any purpose.

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(c)            If, between the Acquisition Closing Date and the end of the applicable Lock-Up Period, the outstanding PubCo Securities shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction affecting the outstanding PubCo Securities, then any number, value (including dollar value) or amount contained herein which is based upon the number of PubCo Securities will be equitably adjusted for such dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction. Any adjustment under this Section 2(c) shall become effective at the date and time that such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction became effective. For the avoidance of doubt, no change of units or shares pursuant to the transactions contemplated by the Business Combination Agreement shall constitute a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or similar transaction requiring an equitable adjustment.

(d)            The restrictions set forth in this Agreement shall not limit the rights of an Equity Holder to exercise such Equity Holder’s rights as a stockholder of PubCo during the Lock-Up Period, including the right to vote any Lock-Up Securities.

Section 3.      Release. In the event that (i) PubCo releases, in full or in part, any director or officer of PubCo or any other party subject to a lock-up agreement and (ii) such release or series of releases cumulatively relates to more than three percent (3%) of then total issued and outstanding ordinary shares of PubCo (a “Relevant Release”), then the Equity Holders shall be automatically released from the restrictions on Transfer set forth in this Agreement to the same extent, with respect to the same percentage of the PubCo Securities of such Equity Holders as the percentage of the PubCo Securities being released with respect to the released party represent with respect to the PubCo securities held by the released party (calculated as a percentage of the total outstanding shares of PubCo Securities held by the released party) at the time of the request made for the release by the released party. In the event of any such release, PubCo shall use its reasonable best efforts to notify the Equity Holders within two (2) Business Days of the occurrence of the release. The provisions of this Section 3 shall not apply to any Relevant Release in relation to an Equity Holder that held, prior to such Relevant Release, less than one percent (1%) of then total issued and outstanding ordinary shares of PubCo.

Section 4.      Forfeiture of Net Vested PubCo Shares upon a Forfeiture Event. Each Equity Holder that holds Lock-Up Securities that are Net Vested PubCo Shares on the Acquisition Effective Time immediately following the consummation of the Mergers agrees that, during the Forfeiture Period, upon the occurrence of a Forfeiture Event with respect to a Forfeiting Net Vested Holder, such Forfeiting Net Vested Holder shall, without any action on the part of such Forfeiting Net Vesting Holder, automatically forfeit all of their Lock-Up Securities that are Net Vested PubCo Shares and such Net Vested PubCo Shares shall be cancelled for no consideration, except as provided in the immediately following sentence. Notwithstanding the foregoing, such Forfeiting Net Vested Holder shall be entitled to receive from PubCo, no later than ten (10) Business Days following the occurrence of such Forfeiture Event with respect to such Forfeiting Net Vested Holder, a payment in cash in an aggregate amount equal to the Aggregate Exercise Price relating to such Lock-Up Securities that are Net Vested PubCo Shares (as equitably adjusted for stock splits, stock dividends, cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting such Net Vested PubCo Shares), plus interest thereon at the IPCA Rate from the Acquisition Closing Date to the date of such payment.

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Section 5.      Joinder Agreement. The Company hereby agrees to use its reasonable best efforts to cause additional Existing Company Shareholders who are not Parties hereto to join as a party to this Agreement, to the extent practicable, by executing and delivering a joinder (a “Joinder”) to this Agreement in the form set out in the Exhibit to this Agreement. Pursuant to each such Joinder, any reference in this Agreement to a covenant, agreement or obligation of an Equity Holder (or any reference to any compliance with, or breach of, any such covenant, agreement or obligation) shall also constitute a reference to a covenant, agreement or obligation of the Existing Company Shareholder or Shareholder Entity (as applicable) that has executed such Joinder (or any reference to any compliance with, or breach of, any such covenant, agreement or obligation).

Section 6.      Termination. This Agreement shall be binding upon each Equity Holder upon such Equity Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Acquisition Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Acquisition Closing, this Agreement and all rights and obligations of the Parties hereunder shall automatically terminate and be of no further force or effect. If the Acquisition Closing takes place, the provisions of this Agreement, other than this Section 6 and Section 11, shall terminate and be of no further force or effect upon the first to occur of (i) the date of a Liquidation Event and (ii) the date that all of the Lock-Up Securities are no longer subject to the lock-up restrictions set forth in Section 2(a).

Section 7.      Specific Enforcement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that each Party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each Party hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other Party for specific performance or injunctive relief, the first Party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 8.      Entire Agreement. This Agreement and the other Transaction Documents together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations, both written and oral, by or among the Parties hereto with respect to the subject matter hereof.

Section 9.      Waiver. Except as otherwise expressly provided herein, no delay, failure or waiver by any party to exercise any right or remedy under this Agreement and no partial or single exercise of any such right or remedy, will operate to limit, preclude, cancel, waive or otherwise affect such right or remedy, nor will any single or partial exercise of such right or remedy limit, preclude, impair or waive any further exercise of such right or remedy or the exercise of any other right or remedy. For purposes of this Agreement, no course of dealing among any or all of the Parties shall operate as a waiver of the rights or remedies hereof. The rights and remedies herein provided are exclusive, and not cumulative, of any rights or remedies provided by applicable Law. No provision hereof may be waived otherwise than by a written instrument signed by the Party or Parties so waiving such provision as contemplated herein.

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Section 10.      Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.3 of the Business Combination Agreement to the applicable Party at its principal place of business. Any notice to any Equity Holder shall be sent to the address set forth on the signature page hereto.

Section 11.      Miscellaneous.

(a)            Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. Section 11.7 and Section 11.8 of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis.

(b)            Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(c)            Counterparts. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

(d)            Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

(e)            Assignment; Successors and Assigns; No Third Party Rights. No Party hereto may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Any purported assignment or delegation made in violation of this provision shall be void and of no force or effect.

(f)            Amendments and Modifications. This Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing in the same manner as this Agreement, which makes reference to this Agreement and which shall be executed by all the Parties hereto.

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(g)            Further Assurances. Each Party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

XPAC ACQUISITION CORP.

By:	/s/ Chu Chiu Kong
Name: Chu Chiu Kong
Title: Chief Executive Officer and Chairman of the Board of Directors

[Signature Page to the Lock-Up Agreement]

SUPERBAC PUBCO HOLDINGS INC.

By:	/s/ Wilson Ernesto da Silva
Name: Wilson Ernesto da Silva
Title: Director

[Signature Page to the Lock-Up Agreement]

SUPERBAC BIOTECHNOLOGY SOLUTIONS S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name: Luiz Augusto Chacon de Freitas Filho
Title: Chief Executive Officer

[Signature Page to the Lock-Up Agreement]

XPAC SPONSOR LLC

By:	/s/ Chu Chiu Kong
Name: Chu Chiu Kong
Title: Manager

[Signature Page to the Lock-Up Agreement]

EQUITY HOLDER:

BIO-GÊNESIS PARTICIPAÇÕES S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name: Luiz Augusto Chacon de Freitas Filho
Title: Officer

[Signature Page to the Lock-Up Agreement]

EQUITY HOLDER:

SOMMERVILLE INVESTMENTS B.V.

By:	/s/ Bruno de Luca Zanatta
Name: Bruno de Luca Zanatta
Title: Procurador

[Signature Page to the Lock-Up Agreement]

EQUITY HOLDER:

ORJEN INVESTMENTS PTE. LTD.

By:	/s/ Bruno de Luca Zanatta
Name: Bruno de Luca Zanatta
Title: Procurador

[Signature Page to the Lock-Up Agreement]

EQUITY HOLDER:

SB PARTICIPAÇÕES S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name: Luiz Augusto Chacon de Freitas Filho
Title: Officer

[Signature Page to the Lock-Up Agreement]

EQUITY HOLDER:

FOURBAC PARTICIPAÇÕES S.A.

By:	/s/ Marcel Paes de Almeida Piccinno
Name: Marcel Paes de Almeida Piccinno
Title: Officer

By:	/s/ Maria Cecília Castro Neves Ipiña
Name: Maria Cecília Castro Neves Ipiña
Title: Legal

[Signature Page to the Lock-Up Agreement]

EQUITY HOLDER:

/s/ Daniel Citron
Daniel Citron

[Signature Page to the Lock-Up Agreement]

EQUITY HOLDER:

/s/ André Jafferian Neto
André Jafferian Neto

[Signature Page to the Lock-Up Agreement]

EQUITY HOLDER:

AJNETO PARTICIPAÇÕES LTDA.

By:	/s/ André Jafferian Neto
Name: André Jafferian Neto
Title: Board Member

[Signature Page to the Lock-Up Agreement]

EQUITY HOLDER:

/s/ Luiz Augusto Chacon de Freitas Filho
Luiz Augusto Chacon de Freitas Filho

[Signature Page to the Lock-Up Agreement]

EQUITY HOLDER:

MORUNGABA PARTICIPAÇÕES LTDA.

By:	/s/ Renato Ochman
Name: Renato Ochman
Title: Director

[Signature Page to the Lock-Up Agreement]

OPTIONEE:

/s/ Mozart Soares Fogaça Junior
Mozart Soares Fogaça Junior

[Signature Page to the Lock-Up Agreement]

OPTIONEE:

/s/ Giuliano Pauli
Giuliano Pauli

[Signature Page to the Lock-Up Agreement]

OPTIONEE:

/s/ Wilson Ernesto da Silva
Wilson Ernesto da Silva

[Signature Page to the Lock-Up Agreement]

EQUITY HOLDER:

GIC PATRIMONIAL LTDA.

By:	/s/ Luiz Augusto de Chacon Freitas
Name: Luiz Augusto de Chacon Freitas
Title: Presidente

[Signature Page to the Lock-Up Agreement]

Exhibit

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is made as of [●], by [insert Existing Company Shareholder or Shareholder Entity] (“Joining Equity Holder”), pursuant to, and in accordance with, the Lock-Up Agreement dated as of April 25, 2022, by and among (i) SUPERBAC PubCo Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) SuperBac Biotechnology Solutions S.A., a corporation incorporated under the laws of the Brazil (the “Company”), (iii) XPAC Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“XPAC”), (iv) XPAC Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), and (v) each of the Equity Holder named therein (the “Lock-Up Agreement”). This document shall constitute a Joinder under Section 4 of the Lock-Up Agreement. Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in the Lock-Up Agreement.

RECITALS

WHEREAS, concurrently with the execution of the Lock-Up Agreement, PubCo, XPAC and certain other parties entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, in connection with the Business Combination Agreement, the Parties entered into the Lock-Up Agreement, pursuant to which the Lock-Up Securities became subject to limitations on transfer and disposition as set forth herein; and

WHEREAS, the Joining Equity Holder shall enter into this Agreement pursuant to Section 4 of the Lock-Up Agreement.

NOW, THEREFORE, intending to be legally bound, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.            Agreements of the Joining Equity Holder.

The Joining Equity Holder hereby agrees to be bound by the provisions of the Lock-Up Agreement applicable to an Equity Holder. Accordingly, any reference in the Lock-Up Agreement to a covenant, agreement or obligation of an Equity Holder (or any compliance with, or breach of, any such covenant, agreement or obligation) shall also constitute a reference to a covenant, agreement or obligation of the Joining Equity Holder (or any compliance with, or breach of, any such covenant, agreement or obligation).

2.            Termination.

This Agreement shall automatically terminate, without any action on the part of any Party, upon termination of the Lock-Up Agreement in accordance with the terms of the Lock-Up Agreement. The effect of termination of this Agreement shall be governed by the provisions of Section 5 of the Lock-Up Agreement.

5.            Notices to Joining Equity Holder.

All general notices, demands or other communications required or permitted to be given or made to the Joining Equity Holder hereunder or under the Lock-Up Agreement shall comply with the terms of Section 9 of the Lock-Up Agreement and be addressed and sent to the following addresses of the Joining Equity Holder:

[●]
[●]
Email: [●]
Attention: [●]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Av. Brigadeiro Faria Lima, 3311, 7th Floor
São Paulo, SP 04538-133
Email: Filipe.Areno@skadden.com
Attention: Filipe B. Areno

6. Miscellaneous.

The parties hereto hereby agree to incorporate by reference Section 10 of the Lock-Up Agreement into this Agreement which shall apply mutatis mutandis to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

XPAC ACQUISITION CORP.

By:
Name:
Title:

[JOINING EQUITY HOLDER]:

By:
Name:
Title: